Exhibit 10.3

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 14, 2019, is made between GALAXY GAMING, INC., a Nevada corporation (the “Borrower”), and ZIONS BANCORPORATION, N.A. dba NEVADA STATE BANK, a Nevada state banking corporation (the “Lender”).

RECITALS

A.          The Lender and the Borrower entered into a Credit Agreement, dated as of April 24, 2018, as amended by the First Amendment to Credit Agreement, dated as of April 22, 2019, as further amended by the Waiver and Second Amendment to Credit Agreement, dated as of May 6, 2019, and as further amended by the Third Amendment to Credit Agreement, dated as of August 16, 2019 (as further amended, restated, or otherwise modified, the “Credit Agreement”), pursuant to which the Lender agreed to extend credit to the Borrower.

B.          The parties desire to amend certain provisions of the Credit Agreement, subject to the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows.

Section 1.            Capitalized Terms. Capitalized terms not defined shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

Section 2.            Amendments to Credit Agreement.

2.1         Definitions. Article I of the Credit Agreement is amended by:

(a)          Adding the following definitions in the appropriate alphabetical order.

“Fourth Amendment”: Fourth Amendment to Credit Agreement, dated as of the Fourth Amendment Date.

“Fourth Amendment Date”: October 14, 2019. “Index”: As defined in Section 2.12.

“Pre-Substitute Rate”: As defined in Section 2.12.

“Subordinated Debt (Triangulum)”: That certain Unsecured Promissory Note, dated as of May 6, 2019, made by the Borrower in favor of Triangulum Partners, LLC, a New Mexico limited liability company, in an original principal amount of $39,096,401, which Indebtedness provides that, upon a Default or Event of Default under this Agreement, the Borrower shall cease making all payments under the Subordinated Debt (Triangulum).

“Substitute Index Rate”: As defined in Section 2.12.

(b)          Amending and restating the following definitions as follows.

“Applicable Margin”: When the Borrower’s Leverage Ratio as set forth in the most recent Compliance Certificate received by the Lender pursuant to Section 5.1(c) is (a) greater than or equal to 4.00 to 1.00, 4.00% and (b) less than 4.00 to 1.00, 3.50%.

“Commitments”: The Revolving Commitment and the Term Loan A Commitment.

“Senior Leverage Ratio”: As of the last day of any fiscal quarter for the 12 consecutive fiscal months ending on such date, the ratio of Total Funded Debt, excluding the Subordinated Debt (Triangulum), to EBITDA for the four fiscal quarters ending on such date, in each case calculated for the Borrower and its Subsidiaries in accordance with GAAP.

“Term Loan”: A Term Loan A.

“Total Funded Debt”: At the time of any determination, without duplication, (a) all Indebtedness for borrowed money, (b) Capitalized Lease Obligations, (c) notes payable and draws against extensions of credit, (d) any obligations owed for all or any part of the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and insurance premiums paid over time), (e) all Indebtedness secured by any Lien on any property of any Loan Party even though such Loan Party has not assumed or become liable for the payment of such Indebtedness, provided that for purposes of this clause (e) the amount of such Indebtedness shall be limited to the greater of (i) the amount of such Indebtedness as to which there is recourse to the Borrower and (ii) the fair market value of the property subject to the Liens, and (f) Contingent Obligations.

“Total Liabilities”: At the time of any determination, the amount, on a consolidated basis, of all items of Indebtedness of any Loan Party referred to that would constitute “liabilities” for balance sheet purposes in accordance with GAAP.

(c)          Deleting the following definitions.

“Restructuring Period”

“Subordinated Debt (Restructuring)”

“Subordinated Debt (Take-Out)”

“Subordination Agreement”

“Term Loan B”

“Term Loan B Borrowing Date”

“Term Loan B Commitment”

“Term Loan B Commitment Amount”

“Term Loan B Maturity Date”

2.2         Term Loan B.

(a)          Section 2.1(c) of the Credit Agreement is deleted in its entirety.

(b)         Section 2.2(c) of the Credit Agreement is deleted in its entirety.

(c)         Section 2.3 of the Credit Agreement is amended to delete the sentence, “The Term Loan B shall be evidenced by a Term Note payable to the order of the Lender in the principal amount equal to the Term Loan B Commitment Amount.”

(d)         Section 2.4(c) of the Credit Agreement is amended to delete the phrase, “or the Term Loan B Maturity Date, as applicable.”

(e)         Section 2.5(b) of the Credit Agreement is amended to delete both instances of the phrase, “or the Term Loan B Maturity Date, as applicable.”

(f)          The first sentence of Section 2.11(b) of the Credit Agreement is amended and restated to read as follows.

“The proceeds of the Term Loan shall be used to (a) refinance outstanding Indebtedness of the Borrower and redeem the associated outstanding warrants, and (b) pay transaction and closing costs associated with the Loan Documents.”

(g)         Section 3.3 of the Credit Agreement is deleted in its entirety.

(h)         Section 8.13 of the Credit Agreement is amended to delete the phrases (i) “the later of” and (ii) “or the Term Loan B Maturity Date, as applicable.”

2.3         Fees. Section 2.8 of the Credit Agreement is amended and restated in its entirety to read as follows.

“Fees. The Borrower shall pay to the Lender on the Closing Date an origination fee in an amount equal to 0.75% of the Revolving Commitment and the Term Loan A Commitment. Such origination fee shall be fully earned when paid and nonrefundable. Commencing with the fiscal quarter ending on June 30, 2019, and retroactive to April 22, 2019, an unused fee in the amount of 0.25% of the difference between the Revolving Commitment Amount and the average daily balance of the Revolving Loan during such fiscal quarter shall be due and payable on the last day of each fiscal quarter. The Borrower shall pay to the Lender on the Fourth Amendment Date an amendment fee in an amount equal to $25,102.50.”

2.4          LIBOR Replacement. Section 2.12 of the Credit Agreement is amended and restated in its entirety to read as follows.

“Interest Rate Not Ascertainable, Etc. If Lender determines, in its sole discretion, that the LIBOR Rate base rate (“Index”) (i) has been or imminently will be discontinued, (ii) is no longer an industry-accepted reference rate for loans of a similar type to the Loans and/or has been superseded by an alternative reference rate, or (iii) is no longer representative or may not be used pursuant to a public statement by the administrator of the Index or other regulatory authority (e.g., the Federal Reserve), in each case with respect to any type of loan or transaction, then Lender may select an alternative reference rate, which may reflect adjustments to the related spread or margin (collectively, the “Substitute Index Rate”), to be used in lieu of the LIBOR Rate-based interest rate set forth in the Note and/or this Agreement (the “Pre-Substitute Rate”).

Lender and Borrower acknowledge that the discontinuation of the Index is a future event over which neither Lender nor Borrower has influence but which will necessarily affect the Pre-Substitute Rate. Accordingly, Lender shall use reasonable efforts to select a Substitute Index Rate that Lender in good faith believes is a practical means of preserving the parties’ intent relative to the economics of the Pre-Substitute Rate. Notwithstanding the foregoing, the parties acknowledge that, initially and/or over time, the Substitute Index Rate will differ from the Pre-Substitute Rate. In selecting the Substitute Index Rate, Lender shall consider to what extent and the manner in which industry-accepted substitutes for the Index have been established, and the parties acknowledge that different Substitute Index Rates may be selected for different types of loans and transactions. Borrower agrees that Lender shall not be liable in any manner for its selection of a Substitute Index Rate, provided that Lender makes such selection in good faith.

The Substitute Index Rate shall be used in lieu of the Pre-Substitute Rate, and all references in this Agreement to the Pre-Substitute Rate shall be deemed to refer to the Substitute Index Rate, effective as of the date specified by Lender in a written notice given by Lender to Borrower. To the extent practicable, such notice shall be given at least 30 days prior to the effective date. The Substitute Index Rate shall remain in effect from the effective date set forth in such notice until the later of the Revolving Loan Maturity Date and the Term Loan A Maturity Date, as such may be extended, unless such an instance occurs where the Substitute Index Rate is no longer available, in which case the provisions of this section will again apply for purposes of replacing the Substitute Index Rate.”

2.5         Indebtedness.

(a)         Section 6.12(f) is amended and restated in its entirety to read: “the Subordinated Debt (Triangulum);”.

(b)         Section 6.12(g) is amended and restated in its entirety to read: “(Reserved); and”.

2.6         Senior Leverage Ratio. Section 6.16(a) of the Credit Agreement is amended and restated in its entirety to read as follows.

“Commencing with the fiscal quarter ending December 31, 2019, the Borrower will not permit the Senior Leverage Ratio to be greater than 2.00 to 1.00.”

2.7         Total Leverage Ratio. The table in Section 6.16(b) of the Credit Agreement is amended and restated in its entirety to read as follows.

Fiscal Quarter Ending	Total Leverage Ratio
December 31, 2019 and March 31, 2020	7.25 to 1.00
June 30, 2020 and September 30, 2020	7.00 to 1.00
December 31, 2020 and March 31, 2021	6.75 to 1.00
June 30, 2021 and September 30, 2021	6.50 to 1.00
December 31, 2021 and March 31, 2022	6.25 to 1.00
June 30, 2022 and September 30, 2022	6.00 to 1.00
December 31, 2022 and thereafter	5.75 to 1.00

2.8         Exhibit A. Exhibit A is amended to delete the phrase “Term Loan [A][B]” with “Term Loan A.”

2.9         Exhibit D. Section 3 of the “Attachment to Compliance Certificate” following Exhibit D is amended and restated in its entirety to read as follows.

Senior Leverage Ratio (Section 6.16(a))

(a)	Total Funded Debt	$
(b)	Subordinated Debt (Triangulum)	$
(c)	(a), minus (b)	$
(d)	EBITDA	$

Ratio of (c) to (d):          to 1.00

Section 3.            Effectiveness of Amendments. This Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

3.1         Documents. The Lender shall have received this Amendment executed by a duly authorized officer of the Borrower.

3.2         Fees and Expenses. The Lender shall have received all fees and other amounts due and payable by the Borrower on or prior to the date hereof, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2 of the Credit Agreement.

3.3         Other Matters. All corporate and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Amendment shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents including records of corporate proceedings, as the Lender or its counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

Section 4.            Representations, Warranties, Authority.

4.1         Reassertion of Representations and Warranties, No Default. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment all of the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects as of the date hereof as though made on and as of such date, except (i) for changes permitted by the terms of the Credit Agreement as amended by this Amendment and (ii) to the extent such representation or warranty relates to an earlier specified date, in which case such representation or warranty is reaffirmed as true and correct in all material respects as to such date and there will exist no Default or Event of Default under the Credit Agreement as amended by this Amendment on such date which has not been cured or waived by the Lender.

4.2         Authority, No Conflict, No Consent Required, Enforceability. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of the Amendment by proper corporate action, and neither the Amendment nor the agreements contained herein or therein contravenes or constitutes a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower’s Articles of Incorporation, Bylaws or any other agreement or requirement of law, or results in the imposition of any lien on any of its property under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Lender. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of the Amendment or other agreements and documents executed and delivered by the Borrower in connection therewith or the performance of obligations of the Borrower therein described, except (a) for those which the Borrower has obtained or provided and as to which the Borrower has delivered certified copies of documents evidencing each such action to the Lender and (b) for those which the Borrower will make, obtain or provide upon the consummation of this Amendment and as to which the Borrower will promptly deliver certified copies of documents evidencing each such action to the Lender. The Borrower represents and warrants that the Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

4.3         No Adverse Claim. The Borrower warrants, acknowledges and agrees that no events have taken place and no circumstances exist at the date hereof which would give the Borrower a basis to assert a defense, offset or counterclaim to any claim of the Lender with respect to the obligations.

Section 5.            Affirmation of Credit Agreement, Further References, Affirmation of Security Interest. The Lender and the Borrower each acknowledge and affirm that the Credit Agreement, as amended hereby, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement and the other Loan Documents, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended hereby. The Borrower confirms to the Lender that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Lender under the Security Agreement and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such document and any and all other documents and agreements entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

Section 6.            Merger and Integration, Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into this Amendment all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof and thereof.

Section 7.            Severability. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

Section 8.            Successors. This Amendment shall be binding upon the Borrower, the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower, and the Lender and their successors and assigns.

Section 9.            Legal Expenses. As provided in Section 8.2 of the Credit Agreement, the Borrower agrees to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including filing and recording costs and fees, charges and disbursements of outside counsel to the Lender) incurred in connection with the negotiation, preparation, enforcement and collection of this Amendment and all other documents negotiated and prepared in connection with this Amendment.

Section 10.          Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

Section 11.          Counterparts. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and any party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

Section 12.          Governing Law. THE AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF.

Section 13.          Acknowledgement and Release. IN ORDER TO INDUCE THE LENDER TO ENTER INTO THIS AMENDMENT, THE BORROWER: (A) REPRESENTS AND WARRANTS TO THE LENDER THAT NO EVENTS HAVE TAKEN PLACE AND NO CIRCUMSTANCES EXIST AT THE DATE HEREOF WHICH WOULD GIVE THE BORROWER THE RIGHT TO ASSERT A DEFENSE, OFFSET OR COUNTERCLAIM TO ANY CLAIM BY THE LENDER FOR PAYMENT OF THE OBLIGATIONS; AND (B) HEREBY RELEASES AND FOREVER DISCHARGES THE LENDER AND ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND PARTICIPANTS FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, PROCEEDINGS, DEBTS, SUMS OF MONEY, COVENANTS, CONTRACTS, CONTROVERSIES, CLAIMS AND DEMANDS, AT LAW OR IN EQUITY, WHICH THE BORROWER EVER HAD OR NOW HAS AGAINST THE LENDER OR ANY OF ITS SUCCESSORS, ASSIGNS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR PARTICIPANTS BY VIRTUE OF THEIR RELATIONSHIP TO THE BORROWER IN CONNECTION WITH THIS AMENDMENT, THE CREDIT AGREEMENT, THE LOAN DOCUMENTS AND TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

BORROWER:

GALAXY GAMING, INC.

By:	/s/ Harry Hagerty
Name: Harry Hagerty
Title: Chief Financial Officer

Fourth Amendment to Credit Agreement

LENDER:

ZIONS BANCORPORATION, N.A. DBA NEVADA STATE BANK

By:	/s/ Jamie Gazza
Name: Jamie Gazza
Title: Senior Gaming Director

Fourth Amendment to Credit Agreement